Exhibit 10.2

AMENDMENT AND EXCHANGE AGREEMENT

This Amendment and Exchange Agreement (the “Agreement”) is entered into as of the 23nd t day of March, 2022, by and among Reliance Global Group, Inc., Inc., a Florida corporation with headquarters located at 300 Boulevard of the Americas, Suite 105, Lakewood NJ 08701 (the “Company”), and the parties signatory hereto (the “Holder”), with reference to the following facts:

A. On January 11, 2022, pursuant to that certain Securities Purchase Agreement, dated as of December 22, 2021, by and among the Company and the investors party thereto (each an “Other Holder”, and together with the Holder, the “Holders”) (the “Securities Purchase Agreement”), the Company issued to the Holder, among other things, shares (the “Existing Common Shares”) of common stock, par value $0.086 per share (the “Common Stock”), of which an aggregate of 606,037 shares were issued.

B. Each Holder currently owns such aggregate number of Existing Common Shares as set forth on the signature page of the Holder.

C. The Company has duly authorized the issuance to the Holder, in exchange for the Existing Common Shares (the “Exchange”): (i) a new Series C Warrant to initially purchase such aggregate number of shares of Common Stock as set forth on the signature page of the Holder (the “Exchange Series C Warrant”, as exercised, the “Exchange Series C Warrant Shares”. The Exchange Series C Warrants are collectively referred to herein as the “Exchange Warrants”, the Exchange Series C Warrants Shares are collectively referred to herein as the “Exchange Warrants Shares”, and the Exchange Warrants Shares and the Exchange Warrants are collectively referred to herein as the “Exchange Securities”.

D. Each of the Company and the Holder desire to effectuate the Exchange on the basis and subject to the terms and conditions set forth in this Agreement.

E. The exchange of the Existing Common Shares for the Exchange Warrants is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange of Securities; Amendments; Ratifications. On the date hereof, pursuant to Section 3(a)(9) of the Securities Act, each Holder hereby agrees to convey, assign and transfer the Existing Common Shares to the Company in exchange for which the Company agrees to issue the Exchange Warrants to the Holder as follows:

(a) In exchange for the Existing Common Shares, on the date hereof, the Company shall deliver or cause to be delivered to the Holder (or its designee) the Exchange Warrants at the address for delivery set forth on the signature page of the Holder. On the date hereof, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Exchange Warrants, irrespective of the date the certificates evidencing the Exchange Warrants are delivered to the Holder.

(b) The Holder shall deliver or cause to be delivered to the Company (or its designee) the Existing Common Shares (or affidavit of lost shares, in form provided upon request by the Company and reasonably acceptable to the Holder) as soon as commercially practicable following the date hereof. Immediately following the delivery of the Exchange Warrants to the Holder (or its designee), the Holder shall relinquish all rights, title and interest in the Existing Common Shares (including any claims the Holder may have against the Company related thereto) and assign the same to the Company, and the Existing Common Shares shall be canceled. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2. Representations and Warranties of Holders. Each Holder represents and warrants to the Company, as of the date hereof, as follows:

(a) Organization and Authority. The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Holder and the consummation by Holder of the transactions contemplated hereby has been duly authorized by Holder’s board of directors or other governing body. This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms.

(b) Ownership of Existing Common Shares. The Holder owns the Existing Common Shares free and clear of any liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).

(c) Reliance on Exemptions. The Holder understands that the Exchange Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Securities.

(d) Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder.

(f) No Consideration Paid. No commission or other remuneration has been paid by the Holder for soliciting the exchange of the Existing Common Shares for the Exchange Warrants as contemplated hereby.

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:
RELIANCE GLOBAL GROUP, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

By:
Name:
Title:

Address for Delivery of Exchange Warrants:	Number of Existing Common Shares:

Number of Exchange Series C Warrants Shares issuable
upon exercise of the Exchange Series C Warrants as of the
date hereof (without regard to any limitations on exercise):